Bolt Biotherapeutics Reports Second Quarter 2022 Financial Results and Provides Business Update

– BDC-1001 monotherapy and combination dose-escalation portion of the trial in HER2-expressing solid tumors on track to complete this year

– New portfolio prioritization and capital allocation strategy extends expected cash runway by an additional two years

– Cash balance of $223.6 million anticipated to fund key milestones through 2025

REDWOOD CITY, Calif, August 10, 2022 – Bolt Biotherapeutics, Inc. (Nasdaq: BOLT), a clinical-stage biopharmaceutical company developing novel immuno-oncology therapeutics for the treatment of cancer, today reported financial results for the second quarter ended June 30, 2022 and provided a business update.

“The second quarter was one of continued progress, highlighted by steady clinical enrollment in our BDC-1001 monotherapy and combination dose-escalation studies. While we are fortunate to be operating from a position of financial strength, we have implemented a pipeline prioritization and new capital allocation initiative focused on advancing BDC-1001 and BDC-3042, two drug candidates that we believe have high potential to benefit patients,” said Randall C. Schatzman, Ph.D., Chief Executive Officer of Bolt Biotherapeutics. “We are winding down spending on BDC-2034, pausing other early-stage research programs, and prioritizing ISAC programs that bring forward the latest generation of our ISAC technology – including our collaboration programs. The combination of these strategic initiatives extends our expected cash runway an additional two years through 2025.”

Dr. Schatzman continued, “We have a lot to look forward to with strong investigator and collaborator interest in our programs, data readouts from the BDC-1001 monotherapy and combination dose-escalation studies on the horizon as well as the advancement of BDC-3042 through IND-enabling activities.”

Recent Business Highlights and Anticipated Milestones

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Clinical data and recommended Phase 2 dose (RP2D) expected in the second half of 2022 from BDC-1001 monotherapy and combination dose-escalation study – Weekly dosing is well underway in the Phase 1/2 multi-dose, multi-center study of BDC-1001, a HER2-targeting Boltbody™ immune-stimulating antibody conjugate (ISAC), in monotherapy and in combination with Bristol Myers Squibb’s PD-1 checkpoint inhibitor Opdivo® (nivolumab).
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To date, BDC-1001 has demonstrated a favorable safety profile, changes in intratumoral biomarkers consistent with its novel mechanism of action, and early signs of durable clinical disease control.

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Completed companywide review and prioritization of portfolio and capital allocation strategy – Bolt now expects its current cash position to fund operations for an additional two years through 2025 based on the following initiatives:

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Focus on development of our internal BDC-1001 and BDC-3042 programs while advancing next-generation ISAC technology and programs with partners.
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Discontinue development of BDC-2034 and focus on most promising next-generation ISAC programs, including our collaborations. The decision to discontinue BDC-2034 was based on off-target toxicity related to the targeting antibody. CEA remains a viable Boltbody ISAC target with a more selective antibody
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BDC-3042 advancing toward the clinic in 2023; IND-enabling studies underway – BDC-3042 is an agonist antibody that stimulates Dectin-2, a novel target found on tumor-associated macrophages across a broad range of solid tumors. Stimulating Dectin-2 leads to tumor macrophage reprogramming and anti-cancer activity in our preclinical studies. Bolt is currently conducting IND-enabling studies for BDC-3042 and is on track to initiate clinical development of BDC-3042 in 2023.
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Presented poster at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting – In June, Bolt presented ex vivo data demonstrating that myeloid cells are abundant in many solid tumors, even when T cells are not present. These data support the potential for myeloid-directed therapies to activate the innate immune system as a bridge to adaptive immunity in patients, independent of T cell-mediated immune checkpoint blockade.
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Presented data from three preclinical pipeline programs at the 2022 American Association of Cancer Research (AACR) Annual Meeting – In April, Bolt Biotherapeutics' scientists presented three posters at the AACR Annual Meeting 2022 highlighting the Company’s proprietary pipeline, including BDC-2034, BDC-3042, and a PD-L1 Boltbody ISAC.
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Third U.S. patent issued covering lead HER2-targeting Boltbody ISAC BDC-1001 – The U.S. Patent and Trademark Office (USPTO) issued the U.S. Patent 11,400,164 on Aug. 2, 2022, titled “Immunoconjugates Targeting HER2.” This U.S. patent strengthens the Company’s intellectual property position and contains composition of matter claims covering BDC-1001. This patent provides the Company coverage on the composition of matter of BDC-1001 until 2040, without any patent term extension.
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Cash, cash equivalents, and marketable securities were $223.6 million as of June 30, 2022 – Cash on hand, including long-term marketable securities, is expected to fund multiple key milestones and operations through 2025.

Second Quarter 2022 Financial Results

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Collaboration Revenue – Collaboration revenue was $1.4 million for the quarter ended June 30, 2022, compared to $0 for the same quarter in 2021. This represents 75% growth over the first quarter of 2022 as Bolt ramps up activities supporting its collaborations. Revenue in 2022 was generated from the services performed under the R&D collaborations with Genmab A/S and Innovent Biologics, Inc.

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Research and Development (R&D) Expenses – R&D expenses were $18.9 million for the quarter ended June 30, 2022, compared to $19.7 million for the same quarter in 2021. The decrease was primarily due to a reduction in manufacturing expenses, offset by an increase in expenses due to continued progress in our clinical trial for BDC-1001 and the development of other product candidates, including an increase in contract and consulting services and higher personnel-related expenses relating to an increase in headcount.

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General and Administrative (G&A) Expenses – G&A expenses were $5.5 million for the quarter ended June 30, 2022, compared to $4.1 million for the same quarter in 2021, primarily due to increased expenses related to being a public company, including higher personnel expenses relating to increased headcount.

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Loss from Operations – Loss from operations was $23.1 million for the quarter ended June 30, 2022, compared to $23.8 million for the same quarter in 2021.

About the Boltbody™ Immune-Stimulating Antibody Conjugate (ISAC) Platform
Bolt Biotherapeutics’ Boltbody ISAC platform unites the precision of antibodies with the power of the innate and adaptive immune system to reprogram the tumor microenvironment for a productive anti-cancer response. Each Boltbody ISAC candidate comprises a tumor-targeting antibody, a non-cleavable linker, and a proprietary immune stimulant. The antibody is designed to target one or more markers on the surface of a tumor cell and the immune stimulant is designed to recruit and activate myeloid cells. Activated myeloid cells initiate a positive feedback loop by releasing cytokines and chemokines, chemical signals that attract other immune cells and lowering the activation threshold for an immune response. This increases the population of activated immune system cells in the tumor microenvironment and promotes a robust immune response, with the goal of generating durable therapeutic responses for patients with cancer.

About Bolt Biotherapeutics, Inc.

Bolt Biotherapeutics is a clinical-stage biopharmaceutical company developing novel immuno-oncology therapeutics for the treatment of cancer. Bolt Biotherapeutics’ pipeline candidates are built on the Company’s deep expertise in myeloid biology and cancer drug development. The Company’s pipeline includes BDC-1001, a HER2-targeting Boltbody Immune-stimulating Antibody Conjugate (ISAC), BDC-3042, a myeloid-modulating antibody and multiple Boltbody ISAC collaboration programs. Bolt Biotherapeutics is currently progressing BDC-1001 through a Phase 1/2 dose-escalation clinical trial, as a monotherapy and in combination with Bristol Myers Squibb’s immune checkpoint inhibitor, Opdivo® (nivolumab), in a variety of HER2-expressing solid tumors. Bolt Biotherapeutics is advancing BDC-3042, an agonist antibody targeting Dectin-2, through IND-enabling studies. In preclinical development, BDC-3042 demonstrated the ability to convert tumor-supportive macrophages to tumor-destructive macrophages. Bolt Biotherapeutics is leveraging its ability to engineer and optimize novel applications of its Boltbody ISACs to develop multiple immuno-oncology candidates through strategic collaborations with leading biopharmaceutical companies. For more information, please visit https://www.boltbio.com/

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our clinical trials, the timing of the completion of our monotherapy and combination dose escalation arms and the selection of a recommended Phase 2 dose for BDC-1001 for the treatment of patients with HER2-expressing solid tumors, the timing of our initiation of clinical development of BDC-3042, the resulting ISAC programs from our collaborations with Genmab A/S and Innovent Biologics, Inc., our ability to fund our clinical programs and the sufficiency of our cash, cash equivalents, and marketable securities, our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the potential product candidates that we develop may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; such product candidates may not be beneficial to patients or become commercialized; and our ability to maintain our current collaborations and establish further collaborations. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. These filings, when available, are available on the investor relations section of our website at investors.boltbio.com and on the SEC’s website at www.sec.gov.

Opdivo® is a trademark of Bristol-Myers Squibb Company.

BOLT BIOTHERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Collaboration revenue	$1,393	$—	$2,206	$—
Operating expenses:
Research and development	18,920	19,707	37,305	33,834
General and administrative	5,532	4,054	11,836	8,353
Total operating expense	24,452	23,761	49,141	42,187
Loss from operations	(23,059)	(23,761)	(46,935)	(42,187)
Other income (expense), net
Interest income, net	395	176	593	232
Change in fair value of preferred stock right liability	—	—	—	(6,084)
Total other income (expense), net	395	176	593	(5,852)
Net loss	(22,664)	(23,585)	(46,342)	(48,039)
Net unrealized (loss) gain on marketable securities	(407)	41	(1,482)	(23)
Comprehensive loss	$(23,071)	$(23,544)	$(47,824)	$(48,062)
Net loss per share, basic and diluted	$(0.61)	$(0.64)	$(1.25)	$(1.65)
Weighted-average shares outstanding, basic and diluted	37,293,557	36,595,112	37,211,174	29,088,267

BOLT BIOTHERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$22,618	$27,383
Short-term investments	153,717	158,836
Prepaid expenses and other current assets	4,927	2,941
Total current assets	181,262	189,160
Property and equipment, net	6,525	6,158
Operating lease right-of-use assets	22,607	24,445
Restricted cash	1,565	1,565
Long-term investments	47,281	85,348
Other assets	997	1,042
Total assets	$260,237	$307,718
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,362	$3,574
Accrued expenses and other current liabilities	9,607	12,384
Deferred revenue	3,508	2,869
Operating lease liabilities	2,145	2,501
Total current liabilities	18,622	21,328
Operating lease liabilities, net of current portion	20,749	21,854
Deferred revenue, non-current	12,698	14,207
Other long-term liabilities	200	210
Total liabilities	52,269	57,599
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	463,103	457,430
Accumulated other comprehensive loss	(1,803)	(321)
Accumulated deficit	(253,332)	(206,990)
Total stockholders' equity:	207,968	250,119
Total liabilities, convertible preferred stock, and stockholders' equity	$260,237	$307,718

BOLT BIOTHERAPEUTICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,342)	$(48,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	765	528
Stock-based compensation expense	5,310	4,132
Accretion of premium/discount on marketable securities	693	1,011
Change in fair value of convertible preferred stock purchase rights liabilities	—	6,084
Non-cash lease expense	1,838	1,174
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,941)	(632)
Accounts payable and accrued expenses	(3,087)	4,110
Operating lease liabilities	(1,461)	(278)
Deferred revenue	(870)	11,363
Other long-term liabilities	(6)	2
Net cash used in operating activities	(45,101)	(20,545)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,034)	(761)
Purchases of marketable securities	(107,433)	(247,768)
Maturities of marketable securities	148,444	11,406
Net cash provided by (used in) investing activities	39,977	(237,123)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of issuance cost	—	51,902
Proceeds from initial public offering, net of issuance cost	—	244,316
Proceeds from issuance of common stock	359	572
Proceeds from issuance of common stock related to stock purchase agreement	—	13,638
Net cash provided by financing activities	359	310,428
Net (decrease) increase in cash	(4,765)	52,760
Cash, cash equivalents and restricted cash at beginning of year	28,948	7,107
Cash, cash equivalents and restricted cash at end of period	$24,183	$59,867
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$22,618	$58,302
Restricted cash	1,565	1,565
Total cash, cash equivalents and restricted cash	$24,183	$59,867
Supplemental schedule of non-cash investing and financing activities:
Vesting of early exercised options	$4	$98
Purchases of property and equipment included in accounts payable and accrued liabilities	$98	$226
Deferred offering costs in accounts payable and accrued liabilities	$102	$—
Right of use assets obtained in exchange for operating lease obligations	$—	$14,884

Investor Relations and Media Contacts:

Karen L. Bergman

Vice President, Communications and Investor Relations

Bolt Biotherapeutics, Inc.

650-665-9295

kbergman@boltbio.com

Sarah McCabe

Stern Investor Relations, Inc.

212-362-1200

sarah.mccabe@sternir.com

David Schull

Russo Partners, LLC

212-845-4271

david.schull@russopartnersllc.com